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                            SCHEDULE 14A INFORMATION

         SUPPLEMENT TO PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ILLINOIS SUPERCONDUCTOR CORPORATION
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       -----------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:  _________________________________________
         (2)  Form, Schedule or Registration Statement No.:  ___________________
         (3)  Filing Party: ____________________________________________________
         (4)  Date Filed:  _____________________________________________________

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                                                NEWS  |
[ILLINOIS SUPERCONDUCTOR CORPORATION LOGO]            |
                                                      |  RELEASE

FOR IMMEDIATE RELEASE                               CONTACT:  MAUREEN MURNANE
                                                    PHONE:    847-391-9426
                                                    INTERNET: www.ir@ilsc.com



                   Illinois Superconductor Meeting Adjourned

     Mt. Prospect, IL (May 18, 2000) - Illinois Superconductor Corporation (OTC:
     ISCO.OB) announced today that its annual stockholders meeting has been adjourned to June 15, 2000, when voting on the outstanding proposals is scheduled to be conducted. The adjournment will allow the Company time to send stockholders supplemental proxy material concerning the Company's pending acquisition of Spectral Solutions, Inc. The adjournment will also afford the Company additional time to obtain proxies on the two proposals (dealing with the charter amendment and the stock option plan) on which brokers cannot vote without specific instructions from their customers. The voting to date on those proposals has been overwhelmingly positive, but more proxies are needed for the proposals to pass. At yesterday's originally scheduled meeting time, management made a business presentation and responded to questions, so it is anticipated that the June 15 meeting will be used exclusively to conduct voting.

     Proxy cards previously submitted will continue to be effective at the adjourned meeting, unless revoked by stockholders. Stockholders who have not yet voted are urged to do so by submitting the proxy cards previously sent to them. The supplemental proxy material mentioned above will provide stockholders with an opportunity to revoke or replace any previously delivered proxy.

     Stockholders who have questions about the annual meeting or would like additional copies of the proxy statement or the proxy card should contact the Company's proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          By telephone: (212) 929-5500
                          By facsimile: (212) 929-0308
                    By email: www.proxy@mackenziepartners.com

                                       or

                         Call toll free: (800) 322-2885

Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio


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frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the failure of the SSI transaction to close, the ability to integrate SSI's and ISC's businesses in the event that the SSI transaction is completed, the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.





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